                                                                    EXHIBIT 4.03

                             INSYNC SYSTEMS. INC.
                             --------------------

                             AMENDED AND RESTATED
                             --------------------

                            1993 STOCK OPTION PLAN
                            ----------------------



1.   Purpose and Definitions.
     -----------------------

          (a) The 1993 Stock Option Plan (the "Option Plan" or the "Amended and Restated Option Plan") of INSYNC Systems, Inc., a California corporation (the "Company"), is hereby amended and restated in its entirety. The Option Plan shall provide for the issuance of incentive stock options ("ISOs") and nonqualified stock options ("NSOs"). The Option Plan was originally dated August 9, 1993 for reference purposes. This amendment and restatement is effective as of April 2, 1995.

          (b) The Option Plan's purpose is to promote the long-term success of the Company by attracting, motivating and retaining key executives, employees, officers, directors, and consultants (the "Participants"). The Option Plan seeks to balance Participants' and shareholder interests by providing incentives to the Participants in the form of stock options which offer rewards for achieving the Company's long-term strategic and financial objectives.

          (c) The Option Plan is intended to give Participants an opportunity to purchase shares of Company Stock (as defined in Section 3 below) pursuant to (i) options which may qualify as incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) nonstatutory stock options ("NSOs").

          (d) The term "Affiliates" as used herein means parent or subsidiary corporations, as such terms are defined in Section 424(e) and (f) of the Code, including parents or subsidiaries which become such after adoption of the Option Plan.

     2. Administration of the Plan.
        --------------------------

          (a) The Option Plan shall be administered by the Company's Board of Directors (the "Board") until such time that the Company offers its shares in a Public Offering. The period extending up to the Public Offering shall be referred to as the "Private Term" and any subsequent period until the options expire as the "Public Term." The term "Public Offering" means a public offering of the Company's common stock of the same series as underlies options issued under the Option Plan, which is registered on Form S-1 promulgated by the Securities and Exchange Commission (or any successor form adopted after the date of the Option Plan), is firmly underwritten pursuant to an agreement with one or more nationally recognized or regionally recognized underwriting firms, and results in gross aggregate proceeds, before deducting underwriting discounts and expenses, of at least $10 million payable to the Company and to the Company's shareholders.

          (b) In the event the Company offers its shares in a Public Offering, the Option Plan will be administered by a committee consisting entirely of directors qualifying as "disinterested persons" as such term is defined in Rule 16b-3 promulgated by the Securities and Exchange Commission (the "Committee"). The Committee shall consist of at least two persons. Members of the Committee shall serve at the pleasure of the Board. From and after the date on which the Stock is registered under Section 12(g) of the Securities Exchange Act of 1934 (the "1934 Act Effective Date") whether before or after completion of a Public Offering, none of the members of the Committee shall receive, while serving on the Committee, or with respect to any member of the Committee appointed after the 1934 Act Effective Date, during the lesser of
(i) the one year period preceding appointment to the Committee and (ii) the period commencing on the 1934 Act Effective Date and terminating on the date of appointment to the Committee, a grant or award of equity securities under [x] the Option Plan or [y] any other plan of the Company or its Affiliates under which the participants are entitled to acquire Stock (including restricted Stock), stock options, stock bonuses, related rights or stock appreciation rights of the Company or any of its Affiliates, other than pursuant to transactions in any such other plan which do not disqualify a director from being a disinterested person under Rule 16b-3.

          (c) The Board or the Committee may from time to time determine which employees and consultants of the Company or of its Affiliates shall be granted options under the Option Plan, the terms thereof (including without limitation determining whether the option is an incentive stock option and the times at which the options shall become exercisable), and the number of shares for which an option or options may be granted.

          (d) If the Company has a right of first refusal to purchase Stock whether pursuant to Section 9 of this Option Plan or otherwise, the certificates therefor shall have imprinted or typed thereon a legend or legends summarizing or referring to such right.

          (e) The Board or the Committee shall have the sole authority, in its absolute discretion, to adopt, amend and rescind such rules and regulations, consistent with the provisions of the Option Plan, as, in its opinion, may be advisable in the administration of the Option Plan, to construe and interpret the Option Plan, the rules and regulations, and the instruments evidencing options granted under the Option Plan and to make all other determinations deemed necessary or advisable for the administration of the Option Plan. All decisions, determinations and interpretations of the Board or the Committee shall be binding on all Participants in the Option Plan.

     3.   Stock Subject to the Plan.
          -------------------------

          (a) "Stock" shall mean Common Stock of the Company or such stock as may be changed as contemplated by Section 3(c) below. Stock shall include shares drawn from either the Company's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including without limitation shares repurchased by the Company in the open market.

          (b) Options may be granted under the Option Plan from time to time to eligible persons to purchase an aggregate of up to 2,900,000 shares of Stock. Stock options awarded pursuant to the Option Plan which are forfeited, terminated, surrendered or cancelled for any reason prior to exercise shall again become available for grants under the Option Plan (including any option cancelled in accordance with the cancellation/re-grant provisions of Section 6(e) herein).

          (c) If there shall be any change in the Stock subject to the Option Plan, including Stock subject to any option granted hereunder, through merger, consolidation, recapitalization, reorganization, reincorporation, stock split, reverse stock split, stock dividend, combination or reclassification of the Company's Stock or other similar events, an appropriate adjustment shall be made by the Board or the Committee in the number of shares and/or the option price with respect to any unexercised shares of Stock. Consistent with the foregoing, in the event that the outstanding Stock is changed into another class or series of capital stock of the Company, outstanding options to purchase Stock granted under the Option Plan shall become options to purchase such other class or series and the provisions of this Section 3(c) shall apply to such new class or series.

          (d) the Company may grant options under the Option Plan in substitution for options held by employees of another company who become employees of the Company as a result of merger or consolidation. The Company may direct that substitute options be granted on such terms and conditions as deemed appropriate by the Board or the Committee.

          (e) the aggregate number of shares approved for issuance pursuant to the Option Plan may not be exceeded without amending the Option Plan and obtaining shareholder approval within twelve months of such amendment.

     4.   Eligibility.
          -----------

          Persons who shall be eligible to receive stock options granted under the Option Plan shall be those employees, directors, and consultants as the Board or the Committee in its discretion determines should be awarded such incentives given the best interests of the Company; provided, however, that (i) ISOs may only be granted to employees of the Company and its Affiliates and (ii) any person holding capital stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company or any Affiliate shall not be eligible to receive ISOs unless the exercise price per share of Stock is at least 110% of the fair market value of the Stock on the date the option is granted.

     5.   Exercise Price for Options Granted under the Plan.
          -------------------------------------------------

          (a) All ISOs and NSOs will have per share exercise prices as determined by the Board, subject to the following:

               (i) NSOs shall not be granted at exercise prices per share less than 85% of the per-share fair market value of the Stock on the date of grant.

               (ii) ISOs shall not be granted at exercise prices per share less than 100% of such fair market value.

               (iii) No ISOs or NSOs shall be granted under the Option Plan to any person possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate at exercise prices per share less than 110% of such fair market value.

               (iv) The exercise prices of all ISOs or NSOs granted under the Option Plan shall be subject to adjustment to the extent provided in Section 3(c), above.

          (b) Fair market value of the Common Stock on the grant date shall be determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its fair market value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Board of Directors deems reliable;

               (ii) If the Common Stock is quoted on the NASDAQ System (but not on the Nasdaq National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, or;

               (ii) In the absence of an established market for the Common Stock, the fair market value thereof shall be determined in good faith by the Board of Directors.


     6.   Terms and Conditions of Options.
          -------------------------------

          (a) Each option granted pursuant to the Option Plan shall be evidenced by a written stock option agreement (the "Option Agreement") executed by the Company and the person to whom such option is granted. The option agreement shall designate whether the option is an ISO or an NSO.

          (b) The term of each ISO and each NSO shall be no more than 10 years, except that the term of each ISO issued to any person possessing more than 10% of the voting power of all classes of stock of the Company or any Affiliate shall be no more than 5 years.

          (c) In the case of ISOs, the aggregate fair market value (determined as of the time such option is granted) of the Stock as to which ISOs are exercisable for the first time by such individual during any calendar year (under this Option Plan and any other plans of the Company or its Affiliates, if any) shall not exceed the amount specified in Section 422(d) of the Code, or any successor provision in effect at the time an ISO becomes exercisable.

          (d) Notwithstanding the designation of an option as an ISO in an Option Agreement, such designations, to the extent that the aggregate fair market value:

               (i) of Stock subject to a Participant's ISO granted by the Company, any Parent or Subsidiary, which

               (ii) become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess options shall be treated as NSOs. For purposes of this
Section 6(d), ISOs shall be taken into account in the order in which they were granted, and the fair market value of the Stock shall be determined as of the time the option with respect to such Stock is granted.

          (e) The Option Agreement may contain such other terms, provisions and conditions regarding vesting, repurchase or other similar provisions, to the extent consistent with the Option Plan, as may be determined by the Board or the Committee. If an option, or any part thereof, is intended to qualify as an ISO, the Option Agreement shall contain those terms and conditions which the Board or the Committee determine are necessary to so qualify under Section 422 of the Code. Should any provision of the Option Plan or the Option Agreement of any option intended to qualify as an ISO conflict with the Code such that the option would not so qualify, the Option Plan or Option Agreement, as the case may be, shall be deemed automatically modified to the minimum extent necessary in order for such option to so qualify.

          (f) The Board or the Committee shall have full power and authority to effect at any time and from time to time, with the consent of the affected Participants, the cancellation of any or all outstanding options under the Option Plan and to grant in substitution new options under the Option Plan covering the same or different numbers of shares of Stock with the same or different exercise prices.

          (g) As a condition to option grants under the Option Plan, the Participant agrees to grant the Company the repurchase rights contained in
Section 9 of this Option Plan.

          (h) All options must become exercisable for Participants at least twenty percent (20%) per year over the first five years from the date they are granted. Except as otherwise provided herein or in the Option Agreement, an exercisable option may be exercised at any time before the earlier of (i) the expiration date of the option or (ii) 120 months after the date of grant.

          (i) In the event of termination of a Participant's status as an employee or consultant of the Company (but not in the event of a Participant's change of status from employee to consultant (in which case a Participant's ISO shall automatically convert to an NSO on the ninety-first (91st) day following such change of status) or from consultant to employee), such Participant may exercise his or her options, to the extent the Participant was entitled to exercise such options at the date of such termination, during the period of time determined by the Board. Such period of time shall be at least 30 days. In the case of ISOs, such period shall be no longer than 90 days. In the case of NSOs, such period of time shall be no longer than 180 days. However, in the case of all ISOs and NSOs granted prior to the date on which this Amended and Restated Option Plan is adopted by the Board, such period of time shall be 30 days. In no event shall options be exercisable later than the expiration date set forth in the Option Agreement relating to such options. To the extent that a Participant was not entitled to exercise an option at the date of such termination, or if Participant does not exercise such option to the extent so entitled within the time specified herein, such option shall terminate.

          (j) In the event of termination of a Participant's status as an employee or consultant of the Company as a result of his or her disability, a Participant may, but only within twelve (12) months from the date of such termination, or, in the case of options granted before the Board adopts this Amended and Restated Option Plan, six (6) months, (and in no event later than the expiration date of the term of such options as set forth in the Option Agreement), exercise the options to the extent otherwise exercisable at the date of such termination; provided, however, that if such disability is not a "disability" as such term is defined in Section 22(e)(3) of the Code, in the case of an ISO such ISO shall automatically convert to an NSO on the day three months and one day following such termination. To the extent that Participant is not entitled to exercise the options at the date of termination, or if Participant does not exercise such options to the extent so entitled within the time specified herein, the options shall terminate.

          (k) In the event of the death of a Participant, the options may be exercised at any time within twelve (12) months or, in the case of options granted before the Board adopts this Amended and Restated Option Plan, six (6) months, following the date of death (but in no event later than the expiration of the term of such options), by the Participant's estate or by a person who acquired the right to exercise the options by bequest or inheritance, but only to the extent that the Participant was entitled to exercise the options at the date of death. If, after death, the Participant's estate or a person who acquired the right to exercise the options by bequest or inheritance does not exercise the options within the time specified herein, the options shall terminate.

          (l) No fractional shares shall be issued under the Option Plan, whether by initial grants or any adjustments to the Option Plan.


     7.   Use of Proceeds.
          ---------------

          Cash proceeds realized from the sale of Stock under the Option Plan shall constitute general funds of the Company.

     8.   Amendment, Suspension or Termination of the Plan.
          ------------------------------------------------

          (a) The Board may at any time suspend or terminate the Option Plan, and may amend it from time to time in such respects as the Board may deem advisable provided that (i) such amendment, suspension or termination complies with all applicable state and federal requirements and requirements of any stock exchange on which the Stock is then listed, including any applicable requirement that the Option Plan or an amendment to the Option Plan be approved by the shareholders, and (ii) the Board shall not amend the Option Plan to increase the maximum number of shares subject to ISOs under the Option Plan or to change the description or class of persons eligible to receive ISOs under the Option Plan without the consent of the shareholders of the Company sufficient to approve the Option Plan in the first instance. The Option Plan shall terminate on the earlier of (i) ten (10) years from the latest date on which the Option Plan or an amendment thereto is approved by the Company's shareholders or (ii) the date on which no additional shares of stock are available for issuance under the Option Plan.


          (b) Any amendment or termination of the Option Plan shall not affect options already granted, and such options shall remain in full force and effect as if this Option Plan had not been amended or terminated, unless mutually agreed otherwise between the optionee and the Board, which agreement must be in writing and signed by the Participant and the Company.

     9.   Repurchase.
          ----------

          If a holder of options who is an employee at the date of grant terminates employment at any time during the Private Term, with or without cause, the Company shall have a freely assignable option exercisable at any time within three months following the date of termination to repurchase any shares held as a consequence of the exercise of the options before or after termination. The Company may exercise its options at any time during the three-month period by delivering to the holder a written notice of exercise (the "Notice of Exercise"). The Company's Notice of Exercise shall set forth the Company's intention to repurchase the shares and shall contain a statement of the repurchase price, in accordance with the following provisions of this
Section 9. The Company's statement of the repurchase price shall be final and binding upon the holder, unless within thirty days following the date of the Notice of Exercise the holder shall deliver to the Company a written notice objecting to the statement and setting forth in reasonable detail the basis for the objection (an "Objection Notice"). If the holder issues an Objection Notice, the parties shall meet promptly thereafter to resolve their differences, and in the absence of a resolution of the matter within an additional thirty days following the date of the Objection Notice, either party may elect to submit the matter of the repurchase price to arbitration in accordance with the provisions of the Option Agreement. Upon the earliest of (i) the lapse of thirty days following the issuance of a Notice of Objection without an intervening Objection Notice, (ii) a written agreement between the Company and the holder as to the proper repurchase price or (iii) a final award in arbitration, the Company or its assignee shall pay the repurchase price to the holder and title to the repurchased shares shall pass to the Company or its assignee, as the case may be. Notwithstanding the foregoing, the Company shall be entitled to withdraw its Notice of Exercise at any time up to the date when shares are actually purchased by the Company or its assignee. All shares issued upon the exercise of options shall be legended to reflect the existence of this option, which will be binding on the original optionee and any subsequent holder of the shares other than the Company or any assignee acquiring the shares following a Notice of Exercise. The repurchase price shall be the higher of the original exercise price or fair market value as of the date of termination, as determined by the Board of Directors of the Company. If the Company or its assignee does not exercise the right of repurchase within the three-month period, the holder of the shares shall be entitled to retain the shares free and clear of any and all claims by the Company pursuant to this Section 9 and shall be entitled to have the legend which refers to the Company's option to repurchase the shares removed from the certificate representing the shares. The Company shall have no repurchase rights once the Public Term begins. In the discretion of the Board or the Committee, the Company may or may not have repurchase rights with respect to options granted to persons who were not employees on the date of grant.

     10. Right of First Refusal.
         ----------------------

          At the discretion of the Board or the Committee at the time the options are granted, the transferability of shares issued pursuant to the exercise of options may be restricted such that they may not be transferred to a third party without first being offered to the Company at the same price and terms upon which the Participant proposes to sell them to the third party, or upon such other terms and conditions as the Board may deem appropriate. The Company must exercise its option to purchase such shares within 30 days of notice by the Participant that he or she proposes to sell the shares. The Company may assign its rights under this paragraph to any person, including shareholders in the Company. The Company will have no purchase right pursuant to this paragraph once the Public Term begins.

     11. Assignability of Options and Rights.
         -----------------------------------

          Each option granted pursuant to this Option Plan shall, during the Participant's lifetime, be exercisable only by the Participant, and neither the option nor any right to purchase Stock shall be transferred, assigned or pledged by the Participant, by operation of law or otherwise, other than by will upon a beneficiary designation executed by the optionee and delivered to the Company or the laws of descent and distribution.

     12.  Payment Upon Exercise.
          ---------------------

          Payment of the purchase price upon exercise of any option or right to purchase Stock granted under this Option Plan shall be made by giving the Company written notice of such exercise, specifying the number of such shares as to which the option is exercised. Such notice shall be accompanied by payment of an amount equal to the Option Price of such shares. Such payment may be (i) cash, (ii) check drawn against sufficient funds, (iii) delivery to the Company of the Participant's promissory note, in which event the Participant must be an employee or director of the Company, (iv) other Stock which (x) in the case of Stock acquired upon exercise of options have been owned by the Participant for more than six months on the date of surrender and (y) have a fair market value on the date of surrender equal to the aggregate exercise price of the Stock as to which said options shall be exer cised, (v) such other consideration as the Board, in its sole discretion, determines and is consistent with the Option Plan's purpose and applicable law, or (vi) in any combination of the foregoing. Any Stock used to exercise options shall be valued in accordance with procedures established by the Board. Any note used to exercise options to purchase Stock shall be a full recourse, interest-bearing obligation secured by shares in the Company and containing such terms as the Committee shall determine. If a note is used to exercise options, the optionee agrees to execute such further documents as the Company may deem necessary or appropriate in connection with issuing the note, perfecting a security interest in the stock purchased with the note and any related terms the Company may propose. Such further documents may include, without limitation, a security agreement, an escrow agreement, and an assignment separate from certificate. If accepted by the Committee in its discretion, such consideration also may be paid through a broker-dealer sale and remittance procedure pursuant to which the Participant
(a) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Company in connection with such purchase and (b) shall provide written directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

     13.  Withholding Taxes.
          -----------------

          (a) Shares of Stock issued hereunder shall be delivered to a Participant only upon payment by such person to the Company of the amount of any withholding tax required by applicable federal, state, local or foreign law.
The Company shall not be required to issue any Stock to a Participant until such obligations are satisfied.

     14.  Ratification.
          ------------

          This Option Plan and all options issued under this Option Plan shall be void unless this Option Plan is approved or ratified by (i) the Board; and
(ii) a majority of the votes cast at a shareholder meeting at which a quorum representing at least a majority of the outstanding shares of Stock is (either in person or by proxy) present and voting on the Option Plan within twelve months of the date this Option Plan is adopted by the Board. No ISOs shall be exercisable prior to the date such shareholder approval is obtained.

     15.  Corporate Transactions.
          ----------------------

          (a) For the purpose of this Section 15, a "Corporate Transaction" shall include any of the following shareholder-approved transactions to which the Company is a party:

               (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state of the Company's incorporation;

               (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company; or

               (ii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to holders different from those who held such securities immediately prior to such merger.

          (b) Upon the occurrence of a Corporate Transaction, if the surviving corporation or the purchaser (the "Surviving Corporation"), as the case may be, does not assume or provide a substitute for the obligations of the Company under the Option Plan, then irrespective of the vesting provisions contained in individual option agreements, all outstanding options shall immediately become fully vested and exercisable, including for shares of Stock as to which such options would not otherwise be vested and exercisable.

          (c) To the extent that the Option Plan is unaffected and assumed by the Surviving Corporation or its parent company, a Corporate Transaction shall have no effect on outstanding options, and these options shall continue in effect according to their terms. Each outstanding option under this Option Plan which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the Participant in connection with the consummation of such Corporate Transaction had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under this Option Plan following the consummation of the Corporate Transaction shall be appropriately adjusted. Furthermore, if the Participant's status as an employee of the Company or employee of the Surviving Corporation, as applicable, is terminated by the Successor Corporation as a result of an Involuntary Termination (as defined below) other than for Cause (as defined below) within twelve months following a Corporate Transaction, the Participant shall fully vest in and have the right to exercise all his or her outstanding options, including for shares of Stock as to which such options would not otherwise be vested or exercisable. Thereafter, the option shall remain exercisable in accordance with Sections 6(i) through (k) above.

          For purposes of this section, any of the following events shall constitute an "Involuntary Termination": (i) a significant reduction of the Participant's duties, authority or responsibilities, relative to the Participant's duties, authority or responsibilities as in effect immediately prior to the Corporate Transaction, or the assignment to Participant of such reduced duties, authority or responsibilities; (ii) a substantial reduction of the facilities and perquisites (including office space and location) available to the Participant immediately prior to the Corporate Transaction; (iii) a reduction in the base salary of the Participant as in effect immediately prior to the Corporate Transaction; (iv) a material reduction in the kind or level of employee benefits, including bonuses, to which the Participant was entitled immediately prior to the Corporate Transaction with the result that the Participant's overall benefits package is sig nificantly reduced; (v) the relocation of the Participant to a facility or a location more than fifty (50) miles from the Participant's then present location, without the Participant's express written consent; (vi) any purported termination of the Participant by the Surviving Corporation which is not effected for disability or for Cause, or any purported termination for which the grounds relied upon are not valid; (vii) or any act or set of facts or circumstances which would, under California case law or statute constitute a constructive termination of the Participant.

          For purposes of this section, "Cause" shall mean (i) any act of personal dishonesty taken by the Participant in connection with his responsibilities as an employee and intended to result in substantial personal enrichment of the Participant, (ii) the conviction of a felony, (iii) a willful act by the Participant which constitutes gross misconduct and which is injurious to the Surviving Corporation, and (iv) following delivery to the Participant of a written demand for performance from the Surviving Corporation which describes the basis for the Surviving Corporation's belief that the Participant has not substantially performed his duties, continued violations by the Participant of the Participant's obligations to the Surviving Corporation which are demonstrably willful and deliberate on the Participant's part.

          (d) The grant of options under this Option Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     16.  Loans or Guarantee of Loans.
          ---------------------------

          (a) The Board or the Committee may, in its absolute discretion, assist any Participant in the exercise of options granted under this Option Plan, including the satisfaction of any Federal and State income and employment tax obligations arising therefrom by (i) authorizing the extension of a loan from the Company to such Participant, (ii) permitting the Participant to pay the exercise price for the Stock in installments over a period of years or (iii) authorizing a guarantee by the Company of a third party loan to the Participant. The terms of any loan, installment method of payment or guarantee (including the interest rate and terms of repayment) will be upon such terms as the Board or the Committee specifies in the applicable option or issuance agreement or otherwise deems appropriate under the circumstances. Loans, installment payments and guarantees may be granted with or without security or collateral (other than to Participants who are not employees, in which event the loan must be adequately secured by collateral other than the purchased shares). However, the maximum credit available to the Participant may not exceed the exercise or purchase price of the acquired shares of Stock plus any Federal and State income and employment tax liability incurred by the Participant in connection with the acquisition of such shares of Stock.

          (b) The Board or the Committee may, in its absolute discretion, determine that one or more loans extended under this financial assistance program shall be subject to forgiveness by the Company in whole or in part upon such terms and conditions as the Board or the Committee may deem appropriate.

     17.  Regulatory Approvals.
          --------------------

          The obligation of the Company with respect to common shares issued under the Plan shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies or stock exchanges as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of common shares under the Plan until such time as any legal requirements or regulations have been met relating to the issuance of common shares, to their registration or qualification under the

Securities Exchange Act of 1934, if applicable, or any applicable state securities laws, or to their listing on any stock exchange at which time such listing may be applicable.

     18.  No Employment/Service Rights.
          ----------------------------

          Neither the action of the Company in establishing this Option Plan, not any action taken by the Board or the Committee hereunder, nor any provision of this Option Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Company (or any parent, subsidiary or affiliated corporation) for any period of specific duration, and the Company (or any parent, subsidiary or affiliated corporation retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.

     19.  Information to Participants.  The Company shall provide to each
          ---------------------------
Participant, not less frequently than annually, copies of annual financial statements. The Company shall also provide such statements to each individual who acquires Stock pursuant to the Option Plan while such individual owns such Stock. The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

     20.  Miscellaneous Provisions.
          ------------------------

          (a) The right to acquire Stock or other assets under this Option Plan may not be assigned, encumbered or otherwise transferred by any Participant except as specifically provided herein.

          (b) The provisions of this Option Plan shall be governed by the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

          (c) The provisions of this Option Plan shall inure to the benefit of, and be binding upon, the Company and its successors or assigns, whether by Corporate Transaction or otherwise, and the Participants, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

          (d) The Participants shall have no dividend rights, voting rights or any other rights as a stockholder with respect to any options under the Option Plan prior to the issuance of a stock certificate for such Stock.

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